UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 3, 2020

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	CTXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    At the 2020 Annual Meeting of Shareholders of Citrix Systems, Inc. (the “Company”) held on June 3, 2020 (the “Annual Meeting”), the Company’s shareholders approved the Company’s Second Amended and Restated 2014 Equity Incentive Plan (the “Amended Plan”) which replaced the Company’s Amended and Restated 2014 Equity Incentive Plan, as amended (the “Original Plan”).

The material amended provisions of the Amended Plan are that the Amended Plan:

•	increases the total number of shares authorized for issuance under the Original Plan by 7,900,000 shares, from 43,400,000 to 51,300,000 shares;

•	extends the term of the Original Plan for ten years, until 2030;

•	updates the vesting provisions from monthly to annual vesting for the Company’s annual director awards, consistent with the Company’s current compensation program for non-employee directors;

•	removes provisions related to Section 162(m) of the Internal Revenue Code of 1986, as amended, that are no longer applicable in light of the Tax Cut and Jobs Act of 2017 and subsequent guidance from the Internal Review Service; and

•	incorporates certain other stylistic updates.

A detailed summary of the Amended Plan is set forth in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 16, 2020 (the “Proxy Statement”) under the caption “Proposal 2 Approval of the Citrix Systems, Inc. Second Amended and Restated 2014 Equity Incentive Plan,” which summary is incorporated herein by reference. That detailed summary of the Amended Plan and the foregoing description of the Amended Plan are qualified in their entirety by reference to the full text of the Amended Plan, which is filed hereto as Exhibit 10.1 and incorporated by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on June 3, 2020, the Company’s shareholders approved the four proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Proxy Statement.

Proposal 1

To elect Robert M. Calderoni, Nanci E. Caldwell, Robert D. Daleo, Murray J. Demo, Ajei S. Gopal, David J. Henshall, Thomas E. Hogan, Moira A. Kilcoyne, Peter J. Sacripanti and J. Donald Sherman as directors to each serve for a one-year term expiring at the Company’s annual meeting of shareholders in 2021 and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert M. Calderoni	86,851,183	11,063,521	1,242,467	6,985,138
Nanci E. Caldwell	95,705,758	3,366,044	85,369	6,985,138
Robert D. Daleo	97,790,754	1,221,954	144,463	6,985,138
Murray J. Demo	94,725,998	4,284,070	147,103	6,985,138
Ajei S. Gopal	97,819,449	1,195,792	141,930	6,985,138
David J. Henshall	98,440,177	583,115	133,879	6,985,138
Thomas E. Hogan	97,976,453	1,034,493	146,225	6,985,138
Moira A. Kilcoyne	98,807,282	109,052	240,837	6,985,138
Peter J. Sacripanti	96,615,457	2,450,240	91,474	6,985,138
J. Donald Sherman	98,200,728	651,441	305,002	6,985,138

Proposal 2

To approve the Amended Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,031,492	39,041,852	83,827	6,985,138

Proposal 3

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

Votes For	Votes Against	Abstentions	Broker Non-Votes
98,634,384	7,435,197	72,728	0

Proposal 4

To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
92,844,993	6,214,864	97,311	6,985,138

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Citrix Systems, Inc. Second Amended and Restated 2014 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrix Systems, Inc.

Dated: June 5, 2020	By:	/s/ Antonio G. Gomes
	Name:	Antonio G. Gomes
	Title:	Executive Vice President and Chief Legal Officer

4